EXHIBIT 24.1


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of First Advantage Corporation, a Delaware corporation (the "Corporation"), hereby constitute and appoint Kenneth D. DeGiorgio the true and lawful agent and attorney-in-fact of the undersigned, with full power and authority in said agent and attorney-in-fact to sign for the undersigned and in their respective names as directors of the Corporation the Registration Statement on Form S-8 to be filed with the United States Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to the Class A Common Stock, par value $.001 per share, of the Corporation to be offered thereunder, and the undersigned ratify and confirm all acts taken by such agent and attorney-in-fact as herein authorized. This Power of Attorney may be executed in one or more counterparts.


         Date: June 4, 2003         By:             /s/ John Long
                                        --------------------------------------
                                           John Long, Director




         Date: June 4, 2003         By:             /s/ John Lamson
                                        --------------------------------------
                                           John Lamson, Director




         Date: June 4, 2003         By:             /s/ Kenneth D. DeGiorgio
                                        --------------------------------------
                                           Kenneth D. Degiorgio, Director